As filed with the Securities and Exchange Commission on May 5, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4148514
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

3475 E. Foothill Boulevard, Pasadena, CA 9ll07

(626) 351-4664

(Address, including zip code of principal executive offices)

TETRA TECH, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Janis B. Salin

Senior Vice President and General Counsel

TETRA TECH, INC.

3475 E. Foothill Boulevard, Pasadena, CA 91107

(626) 351-4664

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $.01 par value	1,000,000 shares	$30.30	$30,300,000.00	$3,051.21

(1)

Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Employee Stock Purchase Plan (the “ESPP”) as a result of stock splits, stock dividends or similar adjustments of the outstanding common stock.

(2)

The securities registered hereby represent an addition to the 4,373,290 shares of common stock issued or issuable under the ESPP (as adjusted for stock splits), the offer and sale of which were previously registered pursuant to this Registration Statement.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the last sales price for the registrant’s common stock as reported on the NASDAQ Global Select Market on May 2, 2016.

EXPLANATORY NOTE

On September 11, 1996, Tetra Tech, Inc., a Delaware corporation (the “Company”), filed a Registration Statement (333-11757) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 2,373,290 shares of its common stock (as adjusted for subsequent stock splits) which had been authorized and reserved for issuance under the ESPP.  On January 17, 2008, the Company filed Post-Effective Amendment No. 1 to that Registration Statement (333-148712) in accordance with the requirements of Form S-8 under the Securities Act to register an additional 2,000,000 shares of its common stock (as adjusted for subsequent stock splits) which had been authorized and reserved for issuance under the ESPP.  This Post-Effective Amendment No. 2 will register an additional 1,000,000 shares of common stock to be included in the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

4.1	Employee Stock Purchase Plan (incorporated by reference to the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders held on March 3, 2016).

5.1	Opinion of Janis B. Salin, Senior Vice President and General Counsel of the Registrant.*

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP*

23.2	Consent of Counsel (included in Exhibit 5.1).*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 4th day of May, 2016.

TETRA TECH, INC.

By:	/s/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board, Chief Executive Officer and President
/s/ DAN L. BATRACK	(Principal Executive Officer)	May 4, 2016
Dan L. Batrack

Executive Vice President and Chief Financial Officer
/s/ STEVEN M. BURDICK	(Principal Financial Officer)	May 4, 2016
Steven M. Burdick

Vice President, Corporate Controller
/s/ BRIAN N. CARTER	(Principal Accounting Officer)	May 4, 2016
Brian N. Carter

/s/ HUGH M. GRANT	Director	May 4, 2016
Hugh M. Grant

	Director	May 4, 2016
Patrick C. Haden

/s/ J. CHRISTOPHER LEWIS	Director	May 4, 2016
J. Christopher Lewis

/s/ KIMBERLY E. RITRIEVI	Director	May 4, 2016
Kimberly E. Ritrievi

/s/ ALBERT E. SMITH	Director	May 4, 2016
Albert E. Smith

/s/ J. KENNETH THOMPSON	Director	May 4, 2016
J. Kenneth Thompson

/s/ RICHARD H. TRULY	Director	May 4, 2016
Richard H. Truly

/s/ KIRSTEN M. VOLPI	Director	May 4, 2016
Kirsten M. Volpi

EXHIBIT INDEX

4.1	Employee Stock Purchase Plan (incorporated by reference to the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders held on March 3, 2016).

5.1	Opinion of Janis B. Salin, Senior Vice President and General Counsel of the Registrant.*

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP*

23.2	Consent of Counsel (included in Exhibit 5.1).*

*Filed herewith